Exhibit 10.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of May 12, 2011, by and among Angiotech Pharmaceuticals, Inc., a corporation organized under the Business Corporations Act of the Province of British Columbia (the “Company”) and each of the parties listed on the signature pages hereto (the “Consenting Noteholders”)

RECITALS

WHEREAS, the Company, the guarantors from time to time party thereto and U.S. Bank National Association, as successor to Deutsche Bank National Trust Company, successor to Wells Fargo Bank, N.A., as Trustee, have entered into that certain Indenture, dated March 23, 2006 (as amended, modified or supplemented from time to time), relating to the Company’s 7.75% Senior Subordinated Notes due 2014 (the “Notes”);

WHEREAS, the Company has voluntarily commenced proceedings under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) with the Supreme Court of British Columbia in order to give effect to an in-court financial restructuring (the “CCAA Recapitalization”);

WHEREAS, in connection with the CCAA Recapitalization, the Consenting Noteholders have entered into agreements with the Company to exchange their Notes for equity interests in the Company.

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control,” as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” shall have the meaning assigned to it in the recitals hereto.

“CCAA” shall have the meaning assigned to it in the recitals hereto.

“CCAA Recapitalization” shall have the meaning assigned to it in the recitals hereto.

“Common Registrable Shares” means the Common Stock issued to the Consenting Noteholders in connection with the CCAA Recapitalization (taking into account any stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that Common Registrable Shares shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s registration rights under this Agreement are not assigned.

“Common Stock” means the common shares of the Company (as such shares may be reclassified from time to time).

“Company” shall have the meaning assigned to it in the recitals hereto.

“Consenting Noteholder” shall have the meaning assigned to it in the recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any person or entity owning of record Common Registrable Shares.

“Indemnified Holders” shall have the meaning assigned to it in Section 2.8(a) of this Agreement.

“Initial Public Offering” means the first underwritten public offering of the Common Stock of the Company registered under the Securities Act after the date of this Agreement, whether pursuant to a sale of Common Stock by the Company and/or any selling stockholder.

“Initiating Holders” shall have the meaning assigned to it in Section 2.1(a) of this Agreement.

“Majority Holder” shall have the meaning assigned to it in Section 2.1(a) of this Agreement.

“Minority Holder” shall have the meaning assigned to it in Section 2.1(a) of this Agreement.

“Minority Shares” shall have the meaning assigned to it in Section 2.1(a) of this Agreement.

“Notes” shall have the meaning assigned to it in the recitals hereto.

“Public Offering” means any underwritten public offering of the Company’s Common Stock that is registered under the Securities Act.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document with the SEC in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

“Registrable Shares” means the Common Registrable Shares and any other Common Stock held by the holders of Common Registrable Shares, whether issued directly by the Company or upon the conversion of other equity securities of the Company (including, without limitation, options or warrants) which may be convertible or exercisable into Common Stock, or received with respect to any of the Common Stock (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events) or otherwise; provided, however, that Registrable Shares shall not include Registrable Shares sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s registration rights under this Agreement are not assigned.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, reasonable fees and disbursements of one (1) special counsel for the Holders plus one (1) Canadian counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding any Selling Expenses.

“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares by a Holder or Holders.

“Violation” shall have the meaning assigned to it in Section 2.8(a) of this Agreement.

SECTION 2. REGISTRATION

2.1 Demand Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Holders of at least a majority of the Common Registrable Shares (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Common Registrable Shares, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Shares that the Holders request to be registered. Holders shall have ten (10) days after the receipt of the Company’s notice to elect to have their Registrable Shares included in the registration statement. Notwithstanding the foregoing, in the event that a single Holder together with its Affiliates (collectively, a “Majority Holder”), owns a majority of the outstanding Common Stock, then the Holders of a majority of the Common Registrable Shares (the “Minority Holders”) that are not owned by the Majority Holder (the “Minority Shares”) will have the right pursuant to this Section 2.1 to request that the Company file a registration statement covering the registration of no less than the Minority Shares. References in this Section 2.1 to the Initiating Holders shall refer to the Minority Holders, as applicable. The Company shall not be obligated to effect more than three (3) such demand registrations requested by the Initiating Holders.

(b) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.1(a) or Section 2.3, as applicable. In such event, the right of any Holder to include its Registrable Shares in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Common Registrable Shares in the underwritten offering to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering by the Company in consultation with the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to both the Company and the Initiating Holders). Notwithstanding any other provision of this Section 2.1 or Section 2.3, if the managing underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Shares) then the Company shall so advise all Holders that would otherwise be part of such underwritten offering pursuant hereto, and the number of shares that may be included in the underwritten offering shall be allocated as follows: (i) first, if such registration was initiated by any Holder pursuant to this Section 2.1(a) or Section 2.3, any and all Registrable Shares included in the underwritten offering by the Initiating Holders, and (ii) second, to the extent of any remaining Registrable Shares which may be sold in such offering within the limitation imposed by the managing underwriter, pro rata among any other Holder on a pro rata basis based on the number of Registrable Shares held by all such Holders (including the Initiating Holders). The registration statement for any underwritten offering pursuant to this Section 2.1 shall not include any shares of Common Stock or other securities for the account of any other holder other than the Holders without the prior written consent of the Initiating Holders. In no event shall any Registrable Shares be excluded from underwriting unless all other shares are first excluded. Any Registrable Shares excluded or withdrawn from such underwritten offering shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) if the Registrable Shares requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $10,000,000;

(ii) during the period starting with the date of filing of and ending on the earlier of (i) the date one hundred eighty (180) days following the effective date of a registration statement pertaining to a Public Offering (or ninety (90) days in the case of a Public Offering after any Initial Public Offering) and (ii) the date that is two hundred and seventy (270) days following the date of filing of such registration statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iii) if within ten (10) days of receipt of a written request from Initiating Holders pursuant to Section 2.1(a), the Company gives notice to the Holders of the Company’s intention to undertake a Public Offering within ninety (90) days; provided that this Section 2.1(c)(iii) shall cease to apply if such Public Offering is not consummated within one hundred and twenty (120) days of such notice or if the Company has previously exercised its right under this Section 2.1(c)(iii);

(iv) if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer or the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than three (3) times in any twelve (12) month period totaling no more than 120 days in any such twelve (12) month period; or

(v) if the Initiating Holders propose to dispose of shares of Registrable Shares that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

2.2 Piggyback Registrations. The Company shall notify all Holders in writing of its intent to file a registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company or any demand registrations of any third parties not party hereto, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Shares held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Shares held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Shares by such Holder. If a Holder decides not to include all of its Registrable Shares in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. To the extent the Company undertakes a distribution of securities by prospectus in any province of Canada, the terms of this Agreement providing for piggyback registration rights shall apply to such offering(s) in favor of the Holders with such changes as may be reasonably required to adapt to Canadian laws and offering procedures.

(a) Underwritten Offering. If the registration statement pursuant to which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Shares in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering by the Company. In the event that the underwriters determine that less than all of the Registrable Shares requested to be registered can be included in such offering after giving effect to all shares sought to be registered by the Company, then the Registrable Shares that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Shares held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced unless the Common Stock of any other requesting stockholder of the Company (other than any Holder) with similar rights to registration has first been excluded from such registration.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

2.3 Form S-3 Registration. In the event that the Company is eligible to register securities on Form S-3 and shall receive from the Holders of at least ten percent (10%) of the Common Registrable Shares outstanding a written request that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Holder joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder under this Section 2.3; provided, that such right to delay a request shall be exercised by the Company not more than three (3) times in any twelve (12) month period totaling no more than 120 days in any such twelve (12) month period;

(iii) if the anticipated aggregate public offering price (before any underwriting discounts and commissions) of the Registrable Shares requested to be sold pursuant to this Section 2.3 is not greater than $10,000,000;

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.3; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Shares and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holders and use commercially reasonable efforts to keep such registration effective for the sale by Holders of Registrable Shares pursuant to Rule 415 if so requested by such Holders. Notwithstanding the foregoing, the Company may suspend the use of such shelf registration statement if in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to remain effective, in which event the Company shall have the right to suspend the use of such registration statement for a period of not more than ninety (90) days thereafter; provided, that such right to suspend such registration statement shall be exercised by the Company not more than three (3) times in any twelve (12) month period totaling no more than 120 days in any such twelve (12) month period. Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively; provided further, that such right to suspend such registration statement shall be reduced by any delay exercised by the Company under Section 2.3(b)(ii) above.

2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, filings, qualification or compliance pursuant to Section 2.1, Section 2.2 or Section 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Holders shall, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or 2.3, the request of which has been subsequently withdrawn by the Holders unless (a) the withdrawal is based upon, on the advice of counsel, the omission of material adverse information concerning the Company of which the Company was aware and failed to advise the initiating Holders of at the time of such request or (b) the Holders of a majority of Common Registrable Shares agree to forfeit their right to one requested registration pursuant to Section 2.1, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Shares) requesting such registration pro rata in proportion to the number of shares sold by such Holder or, if the registration was not completed, in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights to request registration pursuant to Section 2.1 or Section 2.3.

2.5 Obligations of the Company. Whenever required to use commercially reasonable efforts to effect the registration of any Registrable Shares, the Company shall as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holders have completed the distribution related thereto, except as set forth in Section 2.3(c) .

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(f) In the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and cause the appropriate officers of the Company to participate in any “roadshow” or similar presentations to investors in connection therewith. The Holders participating in such offering shall also agree to enter into and perform all their respective obligations under such an agreement.

(g) Cause all such Registrable Shares registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Shares registered pursuant to this Agreement and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

(i) Use all commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a registration statement and (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment.

(j) Provide copies to and permit counsel to the Holders to review each registration statement and all amendments and supplements thereto a commercially reasonable amount of time prior to their filing with the SEC and, except as required by law, not file any document to which such counsel reasonably objects in good faith; provided that in the case of an initial registration statement such registration statement shall be provided to counsel to the Holders no fewer than five (5) business days prior to their filing with the SEC.

(k) In connection with any underwritten offering as provided herein, upon reasonable notice and execution of a customary confidentiality agreement by the Holders participating in such underwritten offering, the Company shall make available, during normal business hours, for inspection and review by the Holders, any managing underwriters and any attorneys or accountants retained by any such Holders or managing underwriters, all financial and other records and all other pertinent documents of the Company as may be reasonably necessary for the purpose of enabling the Holders and such representatives, advisors and underwriters to conduct a due diligence investigation with respect to the Company and the accuracy of such registration statement.

2.6 Termination of Registration Rights. All registration rights granted under this Agreement pursuant to Section 2.1, 2.2 and 2.3 shall terminate and be of no further force and effect with respect to any particular Holder, on the date that such Holder no longer holds Registrable Shares, provided that the other provisions of this Agreement shall remain in full force and effect.

2.7 Furnishing Information. As a condition precedent to the obligation of the Company to take any actions pursuant to Section 2.1, Section 2.2 or Section 2.3 hereof with respect to any particular selling Holder, such selling Holder shall furnish to the Company such information regarding itself, the Registrable Shares held by it and the intended method of disposition of such securities as shall be reasonably or customarily required to effect the registration of their Registrable Shares. At a commercially reasonable time prior to the anticipated filing date of each registration statement provided for herein, the Company shall notify each selling Holder of the information the Company requires from such Holder if such information has not been previously provided by the Holder in order to include their Registrable Shares in such registration statement.

2.8 Indemnification. In the event any Registrable Shares are included in a registration statement under Sections 2.1, 2.2 or 2.3:

(a) The Company agrees to indemnify and hold harmless each Holder, the partners, affiliates, members, officers, directors, employees, stockholders, representatives and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the “Indemnified Holders”), against any losses, claims, damages, or liabilities (joint or several), or actions in respect thereof, to which they may become subject under the Securities Act (or any rule or regulation promulgated under the Act), the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Indemnified Holder for any legal or other expenses reasonably incurred and documented by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Indemnified Holder.

(b) Each Holder, severally and not jointly, agrees, if Registrable Shares held by such Holder are included in the securities as to which such registration or qualification is being effected, to indemnify and hold harmless the Company, each of its directors who has signed the registration statement, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such registration statement or any of such other Holder’s affiliates, members, partners, directors, officers, employees, stockholders, representatives, agents or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) or actions in respect thereof to which the Company or any such director, officer, controlling person or other such Holder, or affiliate, member, partner, director, officer, employee, stockholder, representative, agent or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities or actions in respect thereto that arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder and stated to be specifically for use therein; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or other Holder, or affiliate, member, partner, officer, director, employee, stockholder, representative, agent or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity with respect to a Holder under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will not relieve the indemnifying party from any liability it may have to any indemnified party to the extent it is not materially prejudiced as a result thereof, and in any event will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder and no person guilty of fraudulent misrepresentation, within the meaning of Section 10(f) of the Securities Act, shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Shares in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. Each Holder may at any time assign its right to have the Company register Registrable Shares pursuant to this Agreement; provided, however, such transferee shall enter into an agreement binding such transferee to the provisions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Common Registrable Shares, which consent shall not be unreasonably withheld, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights.

2.11 Reporting. In the event the Company ceases to file periodic reports with the SEC, the Company will cause to be furnished to the Holders:

(a) within 90 days after the end of each fiscal year:

(i) audited year-end consolidated financial statements of the Company and its Subsidiaries (including balance sheets, statements of operations and statements of cash flows) that would be required from an SEC registrant in an Annual Report on Form 10-K, prepared in accordance with GAAP, including a report on the annual financial statements by certified independent accountants; and

(ii) the information described in Item 303 of Regulation S-K under the Securities Act (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with respect to such period, to the extent such information would otherwise be required to be filed in an Annual Report on Form 10-K;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year:

(i) unaudited quarterly consolidated financial statements of the Company and its Subsidiaries (including balance sheets, statements of operations and statements of cash flows) that would be required from an SEC registrant in a Quarterly Report on Form 10-Q, and a SAS 100 review by certified independent accountants, prepared in accordance with GAAP, subject to normal year-end adjustments; and

(ii) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period, to the extent such information would otherwise be required to be filed in a Quarterly Report on Form 10-Q;

(c) within 5 business days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act under such items if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to holders of its common stock or the business, assets, operations, financial positions or prospects of the Company and its Subsidiaries, taken as a whole;

(d) within 10 business days after causing the annual report and quarterly reports required by clauses (a) and (b) of this Section 2.11 to be furnished to the Holders, hold a conference call to discuss such report and the results of operations for the reporting period, it being understood that any such conference call shall not be open to the public if the Company ceases to file periodic reports with the SEC;

(e) post on its website no fewer than three business days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and the manner of accessing the conference call; and

(f) maintain a website (which may be non-public) to which the Holders, bona fide prospective purchasers of Registrable Shares, broker-dealers, securities analysts and market makers are given access and to which all of the information required by this covenant is posted or provide the information to such persons pursuant to an intralinks site; provided, that prior to the Company being required to provide any such information pursuant to this Section 2.11, any such Holder shall be subject to confidentiality provisions with respect to such information and if requested by the Company a representation, reasonably satisfactory to the Company, that such Holder is not a competitor of the Company.

So long as the Company files periodic reports with the SEC, the Company will hold conference calls within the time frame provided in 2.11(d) above that are generally open to the public.

2.12 “Market Stand-off” Agreement. Each Holder agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Registrable Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.12 shall apply only to the Company’s Initial Public Offering and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in connection with any registration pursuant to this Agreement. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.12 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.12 or that are necessary to give further effect thereto.

SECTION 3. MISCELLANEOUS

3.1 No Assignment. Except as provided in Section 2.9 hereto, the provisions hereof shall not be assignable hereunder.

3.2 Amendment and Waiver. No term of this Agreement may be amended or modified and the observance of any term of this Agreement may not be waived (either generally or in a particular instance and either retroactively or prospectively), without the prior written consent of the Company and Holders of 66-2/3% of the Common Registrable Shares, provided however that the third sentence of Section 2.1(a), Sections 2.2, 2.5(a) and (b) as they relate to demand requests pursuant to Section 2.1(a), 2.8, 2.9, 2.11(a), (b) and (c) and this Section 3.2 as it relates to this proviso shall require the consent of every Holder adversely affected by any such amendment or waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Shares then outstanding, each future holder of all such Registrable Shares, and the Company.

3.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes all existing agreements among them concerning such subject matter, whether written or oral.

3.4 Notices. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees overnight delivery (effective the next business day) or (iv) dispatched by telecopier (if the telecopy is in complete, readable form effective upon dispatch), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 3.4):

(a)	If to the Company, to:

Angiotech Pharmaceuticals, Inc.
1628 Station Street

Vancouver, British Columbia
Canada V6A 1B6
Facsimile: (604) 221-6915
Attn: General Counsel

with copies (which shall not constitute notice) sent at the same time and by the same means to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn: Cristopher Greer, Esq.
Facsimile: (212) 728-9214

(b)	If to the Holders:

As set forth on the signature pages hereto

with copies (which shall not constitute notice) sent at the same time and by the same means to:

Latham & Watkins LLP
355 S. Grand Avenue
Los Angeles, California 90071
Attn: Cynthia A. Rotell, Esq.
Facsimile: (213) 891-8763

And

Goodmans LLP
Bay Adelaide Center
333 Bay Street, Suite 3400
Toronto, Ontario M5H2H7
Attn: Celia K. Rhea
Facsimile: (416) 979-1234

3.5 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

3.6 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.8 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the date first above written.

ANGIOTECH PHARMACEUTICALS, INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]